UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
☐ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒ Definitive Information Statement

UROMED CORPORATION
(Name of Registrant as Specified In Its Charter)

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☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party: Uromed Corporation.
4) Date Filed: January 19, 2007

INFORMATION STATEMENT
OF
UROMED CORPORATION
115 EAST 57TH STREET, SUITE 1118
NEW YORK, NY 10022
TELEPHONE (646) 202-9679

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

This Information Statement is first being furnished on or about January 19, 2007 to the shareholders of record as of the close of business on January 5, 2007 of the common stock and preferred stock of Uromed Corporation ("Uromed"). At the record date there were a total of 15,601,262 shares of common stock, par value $0.0001, having one vote per share  ("Common Stock") and 900,000 shares of series A preferred stock, par value $0.0001, having ten votes per share ("Series A Preferred Stock"). The Common Stock and Series A Preferred Stock are sometimes hereinafter referred to as the "Voting Shares".

Uromed's board of directors has approved, and stockholders owning 17,346,880 shares of the 24,601,262 shares of Uromed's issued and outstanding Voting Shares as of January 8, 2007, have consented in writing to the action described below. Such approval and consent constitute the approval and consent of a majority of the total number of outstanding Voting Shares and are sufficient under Title 8, Subchapter VII, Section 228 of the Delaware General Corporation Laws and Uromed's by-laws to approve the action. Accordingly, the action will not be submitted to the other stockholders of Uromed for a vote, and this Information Statement is being furnished to stockholders of record to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C, as well as the requirements of Section 228 of the Delaware General Corporation Laws.

ACTION BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDERS

GENERAL

Uromed will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Uromed will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Uromed’s Voting Shares.

Uromed will only deliver one Information Statement to multiple security holders sharing an address unless Uromed has received contrary instructions from one or more of the security holders. Upon written or oral request, Uromed will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

UROMED CORPORATION
115 EAST 57TH STREET, SUITE 1118
NEW YORK, NY 10022
TELEPHONE (646) 202-9679
Attn: Ivo Heiden, CEO and Chairman

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to Uromed’s by-laws and the Delaware General Corporation Laws, a vote by the holders of at least a majority of Uromed's issued and outstanding Voting Shares are required to effect the action described herein. Uromed’s articles of incorporation does not authorize cumulative voting. As of the record date, Uromed had 24,601,262 Voting Shares issued and outstanding of which 12,300,631 shares are required to pass any stockholder resolutions. The consenting stockholders are the record and beneficial owners of 17,346,880 shares of Uromed's Voting Shares as of January 5, 2007, including 8,346,880 shares of Common Stock and 900,000 shares of Series A Preferred Stock, which represents 70.51% of the issued and outstanding Voting Shares of Uromed. Pursuant to Section 228 of the Delaware General Corporation Laws, the consenting stockholders voted in favor of the actions described herein in a joint written consent, dated January 8, 2007, attached hereto as Exhibit A. No consideration was paid for these consents. The consenting stockholders' names, affiliations with Uromed, and their beneficial holdings are as follows:

Name	Affiliation	Voting Shares Beneficially Held	Percentage
Ivo Heiden	Chief Executive Officer, CFO and Chairman	5,733,547	23.31%
Richard Rubin	Shareholder	5,713,333	23.22%
Michael F. Manion	Shareholder	5,900,000	23.98%
Total		70,000,000	70.51%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None

DISSENTERS’ RIGHT OF APPRAISAL

None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 8, 2007, certain information regarding the ownership of Uromed’s capital stock by Uromed's sole director and executive officer and each person who is known to Uromed to be a beneficial owner of more than 5% of any class of Uromed’s Voting Shares. Unless otherwise indicated below, to Uromed’s knowledge, all persons listed below have sole voting and investing power with respect to their Voting Shares, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of all classes of Uromed's Voting Shares subject to options, warrants or convertible securities exercisable or convertible within 60 days of January 8, 2007 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 15,601,262 shares of Common Stock issued and outstanding on a fully diluted basis, as of January 8, 2007 and 900,000 shares of Series A Preferred Stock issued and outstanding as of January 8, 2007.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Owner	Percent of Common Stock(1)	Amount of Beneficial Owner of Preferred Shares	Percent of Voting Shares(2)
Common Stock	Ivo Heiden, CEO and Chairman 115 East 57th Street, Suite 1118 New York, NY 10022	2,733,547 shares	17.52%	300,000 shares	23.31%
Common Stock	Michael F. Manion 1576 Bella Cruz Drive, Suite 322 The Villages, Florida 32159	2,900,000 shares	18.59%	300,000 shares	23.98%
Common Stock	Richard Rubin 115 East 57th Street, Suite 1118 New York, NY 10022	2,713,333 shares	17.39%	300,000 shares	23.22%
Common Stock	Officer and director (1 person)	2,733,547 shares	17.52%	300,000 shares	23.31%
(1) The percentage of shares of Common Stock is based on 15,601,262 shares of Common Stock issued and outstanding as of January 8, 2006.
(2) The percentage of Voting Shares is based on 24,601,262 Voting Shares including 15,601,262 shares of Common Stock, having one vote and each share, and 900,000 shares of Series A Preferred Stock, having 10 votes per share on all matters submitted to a vote of shareholders of Uromed.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

The following action was taken based upon the unanimous recommendation of Uromed's board of directors (the "Board") and the written consent of the consenting stockholders as set forth in Exhibit A:

ACTION I
REVERSE STOCK SPLIT

MATERIAL TERMS OF THE REVERSE SPLIT

The Board has unanimously adopted and the consenting stockholders have approved a resolution, attached as Exhibit A hereto, to effect a one-for-thirty (1:30) reverse stock split of the Common Stock and Series A Preferred Stock of Uromed (the "Reverse Split"). The resulting share ownership interest including resulting fractional shares for each individual shareholder shall be rounded up to the first whole integer. The Board and the consenting stockholders believe that the Reverse Split is in Uromed's best interests, principally because it will enable Uromed to issue additional shares in connection with a reverse merger or other business-combination transaction related to its ongoing efforts to acquire an operating business. As of the date of this Information Statement, Uromed is not negotiating with any party nor has it identified any potential business combination candidate.

The immediate effect of the Reverse Split will be to reduce the total number of shares of Uromed Common Stock from approximately 15,601,262 shares to approximately 520,042 shares of Common Stock issued and outstanding and the total number of shares of Series A Preferred Stock from 900,000 shares to 30,000 shares issued and outstanding. The Company's authorized number of Common Stock, 100,000,000 shares, par value $0.0001, and Preferred Stock, 1,000,000 shares, par value $0.0001, will remain the same after the Reverse Split.

The Reverse Split will affect all of the holders of Uromed's Common Stock and Series A Preferred Stock uniformly and will not materially affect any stockholder's percentage ownership interest in Uromed or proportionate voting power, except for insignificant changes that will result from the rounding of fractional shares.

The Reverse Split is expected to become effective on or about February 2, 2007 (the "Effective Date"). The Reverse Split will take place on the Effective Date without any action on the part of the holders of Uromed's Common Stock and Series A Preferred Stock and without regard to current certificates representing shares of Uromed's Common Stock or Series A Preferred Stock being physically surrendered for certificates representing the number of shares of Uromed Common Stock and Series A Preferred Stock each stockholder is entitled to receive as a result of the Reverse Split.

No fractional shares will be issued in connection with the Reverse Split. Any fractional share will be rounded up to the first whole integer.

The Board resolution and stockholders' consents granting the authority to effect a one-for-thirty reverse stock split of the Common Stock and Series A Preferred Stock of Uromed is attached hereto as Exhibit A.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following summary of certain material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the shares of Common Stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code.

Holders of Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed Reverse Split in light of their personal circumstances and the consequences under state, local and foreign tax laws. The Reverse Split will qualify as a recapitalization described in Section 368(a)(1)(E) of the Code. No gain or loss will be recognized by Uromed in connection with the Reverse Split. No gain or loss will be recognized by a stockholder who exchanges all of his shares of pre-reverse Common Stock solely for shares of post-reverse Common Stock. The aggregate basis of the shares of the Common Stock to be received in the Reverse Split will be the same as the aggregate basis of the shares of Common Stock surrendered in exchange therefore. The holding period of the shares of Common Stock to be received in the Reverse Split will include the holding period of the shares of Common Stock surrendered in exchange therefor.

Uromed's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER OF UROMED COMMON STOCK AND PREFERRED STOCK IS URGED TO CONSULT WITH HIS OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.

EXHIBIT A

JOINT WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS
AND
MAJORITY STOCKHOLDERS
OF
UROMED CORPORATION
a Delaware Corporation

The undersigned, being the sole member of the board of directors of Uromed, together with the holders of at least a majority of the outstanding Voting Shares of Uromed Corporation, a Delaware corporation (the "Corporation"), acting pursuant to the authority granted by Title 8, Subchapter VII, Section 228 of the Delaware General Corporation Laws and the by-laws of the Corporation, do hereby adopt the following resolutions by written consent as of this 8th day of January 2007:

REVERSE STOCK SPLIT

WHEREAS, the undersigned have determined, after reviewing the number of currently issued, outstanding and reserved shares of Common Stock and Series A Preferred Stock ("Voting Shares") of the Corporation, that it is in the best interests of the Corporation and its shareholders that every thirty (30) issued and outstanding shares of Common Stock and Series A Preferred Stock of the Corporation be automatically split into 1 share of Common Stock and Series A Preferred Stock, respectively (the "Reverse Split"). The resulting share ownership interest including resulting fractional shares for each individual shareholder shall be rounded up to the first whole integer.

WHEREAS, subject to and in compliance with Section 228 of the Delaware General Corporation Laws, it is deemed to be in the best interests of the Corporation and its shareholders that a record date for the Reverse Stock Split be set as January 5, 2007 (the "Record Date"), such that all persons holding shares of Common Stock and Series A Preferred Stock on the Record Date shall have their shares of Common Stock and Series A Preferred Stock split applying a ratio of 30 to 1 and that an effective date for the Reverse Split be set on or about February 2, 2007;

NOW, THEREFORE, BE IT RESOLVED, that, every 30 issued and outstanding shares of Common Stock and Series A Preferred Stock be and hereby are automatically split into 1 share of Common Stock and Series A Preferred Stock, respectively, and the resultant share ownership be rounded up to the first whole integer;

RESOLVED FURTHER, that the Record Date be, and hereby is approved;

RESOLVED FURTHER, that, no fractional shares of Common Stock of the Corporation shall be issued. No stockholder of the Corporation shall transfer any fractional shares of Common Stock of the Corporation. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. Instead, any fractional share shall be rounded to the nearest first integer whole share. In plain English rounded up to the nearest whole share.

RESOLVED FURTHER, that, subject to the foregoing, the sole officer of the Corporation, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to direct the Corporation’s transfer agent to record the appropriate number of shares of Common Stock held by each shareholder after giving effect to the Reverse Split and to take such further action as such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

RESOLVED FURTHER, that the sole officer of the Corporation, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

RESOLVED FURTHER, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

This Joint Written Consent shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the stockholders of this Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

Chairman:
/s/ Ivo Heiden
Ivo Heiden, January 8, 2007

Shareholder: Number of Voting Shares: 5,733,547 or 23.31%
/s/ Ivo Heiden
Ivo Heiden, January 8, 2007

Shareholder: Number of Voting Shares: 5,713,333 or 23.22%
/s/ Richard Rubin
Richard Rubin, January 8, 2007

Shareholder: Number of Voting Shares: 5,900,000 or 23.98%
/s/ Michael F. Manion
Michael F. Manion, January 8, 2007